UNITED STATESSECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 05/18/2017

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On May 18, 2017, the Company entered into a discussion with Mr. Checkout Distributors, a national group of independent distributors, full-line grocery distributors with the purpose of distributing Bemax’s private label of disposable diapers across retail outlets. Upon successful completion of discussion set for May 25, 2017, the company will engage Mr. Checkout distributors to distribute Mother’s Choice disposable diapers to its network of grocery and convenience stores around the country.

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 18, 2017, Bemax Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the "Nevada SOS") whereby it amended its Articles of Incorporation by increasing the Company's authorized number of shares of common stock from 500,000,000 million to 850,000,000 million. The Company's Board of Directors approved this amendment on May 17, 2017 and majority shareholders of the Company's issued and outstanding shares approved this amendment via a written consent executed on May 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

DATE: May 22, 2017

By: /s/ Taiwo Aimasiko

Name:  Taiwo Aimasiko

Title: President/CEO